Exhibit 10.6
INDEMNITY AGREEMENT

This INDEMNITY AGREEMENT (this “Agreement”) is entered into effective as of [date], between The Finish Line, Inc., an Indiana corporation (“Finish Line”) and the person who has executed this Agreement as “Indemnitee.”

Recitals

1.
Indemnitee is currently serving as a director or officer of Finish Line and/or, at the Finish Line’s request, as a director, officer, manager, member, employee and/or agent of another corporation, partnership, joint venture, limited liability company, trust, employee benefit or other similar plan, or other enterprise, and Finish Line wishes Indemnitee to continue in such capacity(ies);

2.
The Restated Articles of Incorporation (the “Restated Articles of Incorporation”) and the Bylaws (the “Bylaws”) of Finish Line each provide that Finish Line shall indemnify, in the manner and to the fullest extent permitted by the Indiana Business Corporation Law (the “IBCL”), certain persons, including directors and officers against specified expenses and losses arising out of certain threatened, pending or completed actions, suits or proceedings;

3.
Indemnitee has indicated that he or she may not be willing to continue to serve as a director, officer, employee and/or agent of Finish Line and/or, at Finish Line’s request, as a director, officer, manager, member, employee and/or agent of another corporation, partnership, joint venture, limited liability company, trust or other enterprise in the absence of indemnification in addition to that provided in the Restated Articles of Incorporation and Bylaws of Finish Line;

4.
Finish Line is aware that competent and experienced people are increasingly reluctant to serve as directors or officers of corporations unless they are protected by director and officer liability insurance and/or indemnification, due to the increasing amount of litigation against directors and officers and the increasing expense of defending those claims;

5.	It is essential that Finish Line retain and attract as directors and officers the most capable and qualified persons available;

6.
In order to induce Indemnitee to continue to serve, Finish Line has agreed to provide Indemnitee with the benefits contemplated by this Indemnity Agreement, and, as a result, Indemnitee has agreed to continue to serve Finish Line; and

7.
The Restated Articles of Incorporation and Bylaws expressly recognize that the indemnification provisions of the Restated Articles of Incorporation and Bylaws shall not be deemed exclusive of, and shall not affect, any other rights to which a person seeking indemnification may be entitled under any agreement, and this Indemnity Agreement is being entered into pursuant to the Restated Articles of Incorporation and Bylaws as permitted by the IBCL, and as authorized by the shareholders of Finish Line; and

8.
Finish Line and Indemnitee recognize the public policy of Indiana that indemnification should be liberally permitted and intend that this Indemnity Agreement be liberally construed in favor of indemnification.

NOW, THEREFORE, in consideration of the premises and of Indemnitee’s continuing to provide valuable services to Finish Line directly or indirectly, including any services Indemnitee may provide at its request to any Other Entity, and intending to be legally bound hereby, the parties agree as follows:

Section 1. Indemnification and Advance of Expenses. Subject to the terms, conditions and limitations of this Agreement, Finish Line shall be obligated, in connection with any Claim (i) to indemnify and hold harmless Indemnitee from and against any and all Expenses and Losses, and (ii) to advance any and all Expenses to Indemnitee.

Section 2. Specific Limitations; Mandatory Indemnification.

a)
Unless otherwise determined by a court in litigation in accordance with Section 4, Indemnitee shall not be entitled to indemnification or advance of Expenses, and shall reimburse Finish Line for all such amounts theretofore paid or advanced by Finish Line, to the extent that a Reviewing Party has determined that the Expenses or Losses for which indemnification is sought arise out of, or were based upon, a Claim in connection with which Indemnitee failed to meet the Standard of Conduct. In the absence of a determination by a Reviewing Party or a court, Indemnitee shall be conclusively presumed to have met the Standard of Conduct. The termination of a proceeding by judgment, order, settlement or conviction, or upon plea of nolo contendere or its equivalent, shall not of itself be determinative that Indemnitee did not meet the Standard of Conduct.

b)
Notwithstanding anything to the contrary in this Agreement, and regardless of whether Indemnitee met the Standard of Conduct, Finish Line shall indemnify and hold harmless Indemnitee from and against any and all Expenses relating to any Claim in the defense of which Indemnitee is wholly successful, on the merits or otherwise. Finish Line and Indemnitee acknowledge and agree that this Agreement may provide for indemnification even in circumstances involving Indemnitee’s own negligence or higher level of culpability, unless indemnification in such circumstances is found by a court to conflict with law or Public Policy.

Section 3. Procedure for Indemnification and Advance of Expenses.

a)
Indemnitee shall present any claim for indemnification, and may present a claim for advance of Expenses, in each case by presenting written demand therefore to Finish Line and, in the case of advance of Expenses: (i) be accompanied by or preceded by: (y) the written affirmation of the Indemnitee’s good faith belief that the Indemnitee has met the Standard of Conduct; and (z) an unconditional written undertaking by or on Indemnittee’s behalf to repay the amount to Finish Line if it shall ultimately be determined that Indemnitee is not entitled to be indemnified by the Finish Line as authorized in this Agreement; and (ii) no Reviewing Party has determined that the Expenses sought to be advanced arise out of, or were based upon, a Claim in which the Indemnitee failed to meet the Standard of Conduct. Finish Line shall pay or advance Expenses to Indemnitee on the basis of Indemnitee’s written demand (i) in the case of indemnification, as soon as practicable but in any event no later than thirty (30) days after the written demand is presented, and (ii) in the case of advance of Expenses, within five (5) business days after the written demand is presented.

b)
If Indemnitee is entitled under any provision of this Agreement to indemnification by Finish Line for some or a portion, but not the total amount, of the Losses or Expenses for which payment has been demanded, Finish Line shall indemnify Indemnitee for the portion of the Losses or Expenses as to which Indemnitee is entitled to indemnification.

Section 4. Enforcement Proceedings.

a)
If any Reviewing Party determines that Indemnitee is not entitled, in whole or in part, to indemnification under this Agreement, Indemnitee shall have the right, without prejudice by virtue of such determination, to institute legal proceedings seeking to enforce Indemnitee’s claim for indemnification under this Agreement in any court of competent jurisdiction.

b)
In any such proceedings, Finish Line shall have the burden of proving that (i) Indemnitee’s conduct did not meet the Standard of Conduct, and (ii) Indemnitee is not otherwise fairly and reasonably entitled to indemnification without regard to the Standard of Conduct, or (iii) such indemnification would be unlawful or would contradict a Public Policy. If Finish Line fails to sustain its burden of proof, Indemnitee shall be entitled to indemnification from Finish Line under this Agreement.

c)
If Indemnitee has commenced legal proceedings seeking to enforce a claim for indemnification, Indemnitee shall not be required to make reimbursement to Finish Line and may continue to be entitled to further advances of Expenses (including the expenses of such proceedings), until a final judicial determination adverse to Indemnitee’s position, as to which all rights of appeal have been exhausted or have lapsed, has been made.

d)
If legal proceedings are not commenced by Indemnitee within sixty (60) days after Indemnitee’s receipt of written notice of the Reviewing Party’s determination that Indemnitee is not entitled to indemnification under this Agreement, the determination by the Reviewing Party shall be conclusive and binding on Finish Line and Indemnitee.

Section 5. Selection of Independent Special Counsel.

a)
If all of the directors of Finish Line are parties to, or interested in, the Claim, or if there has been a change in control of Finish Line within the two years preceding the date upon which identity of the Reviewing Party is determined, then only independent special counsel, which shall not otherwise have performed services for Indemnitee or Finish Line, may act as a Reviewing Party. Independent special counsel may also serve as a Reviewing Party if Indemnitee and another Reviewing Party so agree.

b)
Independent special counsel shall be selected by Indemnitee, subject to the approval (which shall not unreasonably be withheld) of (i) a committee designated in accordance with Section 7(f)(ii) (a “Committee”), or (ii) if a Committee cannot be so designated, by a majority of the entire board of directors of Finish Line (including interested directors), or (iii) if such counsel is being engaged because Indemnitee and another Reviewing Party have so agreed, by such other Reviewing Party.

c)
Finish Line agrees to pay the reasonable fees and expenses of independent special counsel and, unless prohibited by applicable law, fully to indemnify and hold harmless that counsel from and against any and all Losses and Expenses arising out of or relating to its engagement pursuant to this Agreement.

Section 6. Insurance. If and to the extent Finish Line at any time maintains insurance providing directors’ and officers’ liability insurance coverage, Indemnitee shall be covered by such insurance, in accordance with its terms, to the maximum extent of the coverage available for any of Finish Line’s directors or officers.

Section 7. Definitions. As used in this Agreement, the following terms have the following meanings:

a)
“Claim” means and includes an actual or threatened, pending or completed action, suit or proceeding, or any inquiry or investigation (whether conducted by or on behalf of Finish Line, its shareholders, or any other party) that Indemnitee in good faith believes may lead to the institution of any action, suit or proceeding (whether civil, criminal, administrative, investigative or other), arising out of or in connection with any event or occurrence related to Indemnitee’s service or capacity as a director or officer of Finish Line, or Indemnitee’s service at the request of Finish Line as a director, officer, manager, member, trustee, agent or fiduciary of any Other Entity, provided that such claim is not for an accounting of profits made from the purchase of sale by Indemnitee of securities of Finish Line within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of any state law.

b)
“Expenses” means and includes attorneys’ fees and all other costs, expenses and obligations paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness in, or participate in, any Claim or any proceeding instituted pursuant to Section 4.

c)
“Losses” means and includes any judgments, fines, penalties and amounts paid in settlement or discharge, including all costs, interest assessments and other charges paid or payable in connection with any of the foregoing, that are imposed in connection with or arise out of a Claim, and for which the Indemnitee has not otherwise been reimbursed.

d)
“Other Entity” means and includes any corporation, partnership, joint venture, limited liability company, employee benefit or similar plan, trust or other enterprise or legal entity (whether or not for profit) other than Finish Line.

e)
“Public Policy” means a specific public policy of the State of Indiana against which Indemnitee seeks to enforce an obligation to indemnify him or her under this Agreement, which policy has direct bearing on the issue of enforcement of that obligation under the circumstances in question, and is of such predominant import as to override (i) the public policy favoring enforcement of the obligation to assist companies such as Finish Line in attracting competent and qualified persons to serve as directors or officers, (ii) the public policy and rule of law favoring non-interference with private contractual rights negotiated in good faith and at arms’ length, and (iii) other policies and rules of law favoring or requiring enforcement, including all specific statutory authorizations of corporate undertakings of indemnity such as those contained in this Agreement.

f)
“Reviewing Party” means (i) a majority of a quorum of the board of directors of Finish Line, or (ii) if a quorum cannot be obtained under subdivision (i) of Section 7(f), a majority of a committee duly designated by the board of directors of Finish Line (in which designation directors who are parties to, or interested in, the Claim may participate), consisting solely of two (2) or more directors who are not parties to or interested in the Claim, or (iii) independent special counsel selected in accordance with Section 5(b).

g)	The “Standard of Conduct” shall be deemed to have been met or satisfied by Indemnitee if:

(i)	Indemnitee’s conduct was in good faith; and

(ii)	Indemnitee reasonably believed his or her conduct was in the best interests of Finish Line or was at least not opposed to the best interests of Finish Line; and

(iii)	In the case of any criminal proceeding, Indemnitee either (A) had reasonable cause to believe his or her conduct was lawful, or (B) had no reasonable cause to believe his or her conduct was unlawful.

Indemnitee’s conduct with respect to an employee benefit or similar plan, for a purpose he or she reasonably believed to be in the interests of the participants in or beneficiaries of such a plan, shall also be deemed to meet or satisfy the Standard of Conduct.

Section 8. No Modification or Waiver. This Agreement may not be amended, changed, supplemented or modified except by a subsequent writing signed by all of the parties. No waiver of any provision of this Agreement shall be valid unless the waiver is in writing and is signed by the party against whom it is sought to be enforced; nor shall any waiver of any provision of this Agreement constitute or be construed as a continuing waiver, or a waiver of any other provision of this Agreement (whether similar or not). The failure of any party at any time to insist upon strict performance by any other party of any provision of this Agreement shall not constitute or be construed as a waiver of the right to insist upon strict performance in the future of such provision.

Section 9. Notification and Defense of Claim. Promptly after receipt by Indemnitee of notice of the commencement of any action, suit or proceeding that may constitute a Claim under this Agreement, Indemnitee will, if a claim for indemnification or advance of Expenses in respect thereof is to be made against Finish Line under this Agreement, notify Finish Line of the commencement thereof. After that notification to Finish Line:

a)	Finish Line will be entitled to participate in the defense of the action, suit or proceeding at its own expense;

b)
Unless Indemnitee shall have reasonably concluded that there may be a conflict of interest between Finish Line and the Indemnitee in the conduct of the defense of the action, Finish Line will be entitled to assume the defense of such action, suit or proceeding for Indemnitee, with counsel reasonably satisfactory to Indemnitee;

c)
Indemnitee shall have the right to employ Indemnitee’s own counsel in the action, suit or proceeding, but the fees and expenses of same incurred after notice from Finish Line of its assumption of the defense thereof shall be at the expense of Indemnitee unless (A) the employment of counsel by Indemnitee has been authorized, or the defense of Indemnitee is not permitted to be undertaken, by Finish Line, or (B) Finish Line shall in fact have employed counsel to assume Indemnitee’s defense;

d)
Finish Line shall not be liable to indemnify the Indemnitee under this Agreement for any amounts paid by the Indemnitee, without the written consent of Finish Line (which consent shall not unreasonably be withheld), in settlement of such action, suit or proceeding or any claim therein;

e)	Finish Line shall not be liable to indemnify the Indemnitee under this Agreement for any amounts paid by the Indemnitee arising out of or in connection with an accounting of profits made from the purchase or sale by Indemnitee of securities of Finish Line within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of any state law; and

f)
Finish Line shall not, without the consent of Indemnitee (which consent shall not unreasonably be withheld), settle any such action, suit or proceeding or any claim therein in any manner that would impose any penalty, liability or limitation on, or otherwise be materially adverse to the interests of, Indemnitee.

Section 10. Non-Exclusivity. The rights of Indemnitee under this Agreement shall not be deemed exclusive of or limited by any other substantive or procedural rights or presumptions under Finish Line’s Restated Articles of Incorporation or Bylaws, its other controlling instruments and governing corporate statutes, or otherwise (collectively, “Governing Documents and Laws”). To the extent that, at any time during the period when this Agreement is in effect, the rights under Governing Documents and Laws of the then existing directors and officers with respect to indemnification and advance of Expenses are more favorable to the directors or officers than the rights currently provided thereunder or under this Agreement to Indemnitee, Indemnitee shall be entitled to the full benefits of those more favorable rights.

Section 11. Binding Effect. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective assigns, successors in interest (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of Finish Line), spouses, heirs and personal and legal representatives.

Section 12. Severability. Each and every paragraph, sentence, term and provision of this Agreement is separate and distinct. If any such paragraph, sentence, term or provision shall be held invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of any other paragraph, sentence, term or provision of this Agreement. Any paragraph, sentence, term or provision of this Agreement may be modified by a court of competent jurisdiction to the extent required to preserve its validity and enforceability, and to provide Indemnitee with the broadest possible indemnification permitted under law.

Section 13. Savings Clause. If this Agreement or any paragraph, sentence, term or provision hereof is invalidated on any ground by any court of competent jurisdiction, Finish Line shall nevertheless indemnify Indemnitee as to any Losses and Expenses incurred with respect to any Claim to the full extent permitted by (i) any applicable paragraph, sentence, term or provision of this Agreement that has not been invalidated, and (ii) any applicable provision of any Governing Documents or Laws.

Section 14. Notices. All notices and other communications required or permitted under this Agreement shall be in writing, and shall be served personally on, or mailed by certified or registered United States mail to, the party to be charged with receipt thereof, Notices and other communications served by mail shall be deemed received seventy-two (72) hours after deposit of such notice or communication with the United States as certified or registered mail, postage prepaid and duly addressed (i) if to Finish Line, to its registered office, to the attention of the General Counsel, and (ii) if to Indemnitee, to the address set forth beneath Indemnitee’s signature to this Agreement. Any party may change its or his address for purposes of this Paragraph by giving to the party intended to be bound thereby, in the manner provided herein, a written notice of such change.

Section 15. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Indiana without reference to the choice of law principles.

Section 16. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be an original, but all of which together shall constitute but one and the same Agreement.

IN WITNESS WHEREOF, Finish Line and Indemnitee have executed this Agreement this ___ day of ____________, 20__.

The Finish Line, Inc.

By: _____________________________

Printed: _________________________-_

Title: ____________________________

Indemnitee

By: _____________________________

Printed: __________________________

Title: ____________________________

Address: _________________________
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